UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ________________________________________

SGWONE, Inc.
(D/B/A MOBIUnplugged)

Nevada	5731	45-4821643
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200 Henderson, Nevada 89052 (630) 251-1285
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

John Vanhara Eastbiz.Com, Inc. 5348 Vegas Drive Las Vegas, Nevada 89108 (702) 871-8678
(Name, Address, and Telephone Number for Agent of Service)

Please send copies of all communications to:
Law Office of Andrew Coldicutt
1220 Rosecrans Street, PMB 258, San Diego, CA 92106
(619) 228-4970

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (do not check if smaller reporting company) ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(2)
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined)	4,000,000	$1.00	(1)	$4,000,000	$515.20
Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	5,000,000	$1.00	(1)	$5,000,000	$644.00
Total	9,000,000			$9,000,000	$1,159.20

1) There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.01, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
2) Registration Fee has been paid via Fedwire.
3) Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART I – INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______, 2014

SGWONE, Inc.
(D/b/a MOBIUnplugged)
 $9,000,000
5,000,000 Shares of Common Stock Offered by the Company
4,000,000 Shares of Common Stock Offered by the Selling Security Holders
No Minimum

This prospectus relates to the sale of 9,000,000 shares of our Common Stock.  The Company is registering 5,000,000 shares of common stock, par value $0.01, of SGWone, Inc. (referred to herein as the “Company” or “SGWone”), at a price of $1.00 per share, on a best efforts basis (the “Primary Offering”).    The offering will commence promptly on the date upon which the registration statement is declared effective. The offering will be for 180 days. At the discretion of our management, we may extend the offering for up to 90 days following the expiration of the 180-day offering period.  This is the initial offering of common stock of the Company.  The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its officers and directors.  The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately.  There is no minimum amount of common shares required to be purchase and therefore, the total proceeds received by the Company might not be enough to continue operations or a market may not develop.  No commission or other compensation related to the sale of the shares will be paid.

In addition, there are 4,000,000 shares of our common stock, par value of $0.01, being registered by the following existing holders of the securities, referred to as “Selling Security Holders” throughout this document (the “Secondary Offering”):   The Selling Security Holders will be offering their shares of common stock at the Primary Offering price per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders.  The existence of this secondary offering makes it less likely that we will sell all of the shares offered in the Primary Offering.  No underwriting arrangements have been entered into by any of the Selling Security Holders.  The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to eligible for trading on the OTC Bulletin Board and/or OTCMarkets.com. We do not yet have a market maker who has agreed to file such application.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE FEDERAL SECURITIES LAWS AND WILL THEREFORE BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS. INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 12 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”), NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _________, 2014

STORE DESIGN

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus

ITEM 3. PROSPECTUS SUMMARY

SGWONE, INC.
(D/B/A MobiUnplugged)
(A Development Stage Company)

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the “Company,” “Branded Shopping Live,” “SGWOne, Inc.,” “MOBI-Unplugged,” and “MOBI” refer to MOBIUnplugged.

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

General Information about the Company

Our Company, SGWone, Inc. was incorporated in the State of Nevada by our Chief Executive Officer, Robert J. McNulty, on February 21, 2012.  We are a development stage company. The primary business of our Company is the distribution, marketing, selling of skin care products, and the sale of environmental management solutions. We have recorded no revenue, have had net losses of $370,345 for the year ended December 31, 2013, and we expect our losses to continue, and for that reason our audit firm has issued a going concern opinion. After this offering 69% of the common stock outstanding will be held by our Chief Executive Officer Robert J. McNulty, President Mark Guest and Chief Financial Officer Mark V. Noffke.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

SGWone, Inc., through its Mobi-Unplugged branding, will provide both online and offline retail sales of mobile and wireless products. Mobi will allow the customer to discover a unique mobile experience that is useful, innovative, and intuitive to the consumer. This unique experience allows the consumer to compare, learn, and address their needs be it they are looking for the latest and greatest name brand hardware, phones, tablets, speakers and pairing those mobile electronic devices to the most suitable mobile and wireless plans.

We want to create a prototypical electronics specialty store, focused on the explosive growth in the mobile market place. We will develop two store sizes: (a) a 12,000 square foot store and (b) an 8,000 square foot store. The purpose of developing two different store footprints is to address specific demographics market by market.  Our stores will introduce and provide support for the hottest branded products in the mobile market, from all manufacturers and competitors. The store format will be a showroom type store, with the entire inventory, stored in the back room. The following are our key drivers to success: we will provide superior levels of customer service by having knowledgeable experts giving accurate and useful information to our customers so our customers can make the right decision for their product needs. We want to provide a friendly and inviting shopping experience, so the customer can play, learn, share and have a fun user experience with all the available branded products. Our business model is based on our belief that customers will want to come in to our stores, try the products that they are interested in, learn about the products strengths, weaknesses, accessories, see what the wireless service providers are offering in regards to those products, and then make an educated decision on which new product to purchase.

Our mission both online and offline is to discover and promote unique mobile electronic experiences that are useful, innovative and intuitive to the consumer. Our website, www.mobiunplugged.com’s distinctive tile like, one click navigation design is focused on the three pillars of e-Commerce success: acquire, convert and retain. Just like at our proposed Mobi-Unplugged retail location the experience is unlike anything, currently within the mobile and wireless marketplace. This unique experience allows the consumer to compare, learn, and address their needs whether they are looking for the latest and greatest name brand hardware, phones, tablets, speakers, or mobile accessories, to the most suitable mobile and wireless plans.

The Company’s business strategy is aimed at uniting the sale and education of customers through the use of our interactive store models.  Brands such as: Apple, Samsung, E-Readers, Sony, Kindle Acer, Surface, Blackberry, Nexus, HP And Dell, LG, Kyocera, Motorola, HTC, Nokia, and Sharp, all provide mobile products, such as, phones, tablets, laptops and accessories; however, they do not provide the wireless service plans that allow those products to be mobile. We will go one step further, by providing our customers with the resources, services, activation, and diagnostics as well as educational classes to give our customer the highest quality of information to use their mobile electronic devices. No check out registers, all our sales are done on mobile devices by our highly trained sales associates. The stores look and feel will be a friendly tech experience, serviced with each brand experience, geographically defined by round tables featuring their products made of carbon fiber identified by their branded logo. There will be a customer service bar area to have our customers’ personal mobile electronic needs managed by our highly qualified technology experts. The store will be welcoming by having a small coffee cafe for customers who want to stay awhile and relax while looking at products, participating in one of our educational seminars, chat with others about products they are thinking of buying or just to socialize. All of the aforementioned are drivers to success along with a strong pricing model.

The Company’s fiscal year end is December 31st.

Where You Can Find Us

Our corporate headquarters are located at 10120 S. Eastern Avenue, Suite 200,   Henderson, Nevada 89052.  Our telephone number is (630) 251-1285. We maintain a website at www.mobiunplugged.com that contains information about our company, but that information is not a part of this prospectus.

Our History

The Company was originally incorporated as Branded Shopping Live, Inc., in the State of Nevada on February 21, 2012.

On June 4, 2012, the Company increased the authorized capital from 1.0 million shares of common stock to 30 million shares of capital stock, of which 25 million shares are common stock, par value $0.01 per share, and 5.0 million shares are preferred stock, par value $0.01 per share (“Preferred Stock”). The Company also adopted Amended and Restated Bylaws of the Company on the same date.

On June 5, 2012 the Company filed Amended and Restated Articles of Incorporation of the Company with the Secretary of State of Nevada and changed the corporate name from “Branded Shopping Live, Inc.,” to “SGWOne, Inc.”. The name change was to better represent our business plan of entering into the business of mobile electronic device sales, through the utilization of iconic store layouts, locations, superior customer service and the selling of all mobile electronic device brands and wireless providers.

On September 18, 2013, the Company increased the authorized capital from 30 million shares of common stock to 210 million shares of capital stock, of which 200 million shares are common stock, par value $0.01 per share, and 10 million shares are preferred stock, par value $0.01 per share (“Preferred Stock”). The Company also adopted Amended and Restated Bylaws of the Company on the same date.

On September 20, 2013 the Company issued an aggregate of 36,985,500 shares in a private placement to consultants and service providers as compensation for services provided in the initial business development of the Company.

Selling Security Holders

Shares being Registered by the Company

This is the Company’s initial public offering.  The Company is registering a total of 9,000,000 shares of its Common Stock.  Of the shares being registered, 4,000,000 are being registered for sale by the Selling Security Holders that are currently issued and outstanding.  The Company will not receive any proceeds from the sale of any of the 4,000,000 shares of the common stock being sold by the Selling Security Holders.  The Selling Security Holders may sell, as soon as practicable following the effectiveness of this registration at a fixed price of $1.00 until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or in privately negotiated transactions.

The Company is offering 4,000,000 Shares for sale in a self-underwritten, best-efforts offering.  Each Share consists of one share of the Company’s Common Stock.  The Company will receive up to $5,000,000 in the event that all the 5,000,000 shares of common stock are sold, of which there can be no assurance.

The Company will not receive any proceeds from the sales by the Selling Security Holders. The proceeds, if any, will be used for general working capital purposes.  This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by the board of directors.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies.  Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Terms of The Offering

As of the date of this prospectus, SGWONE, Inc., has 36,985,500 shares of Common Stock issued and outstanding. The Company is registering an additional 5,000,000 shares of its Common Stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Robert J. McNulty, Mark Guest and Mark V. Noffke will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. McNulty, Mr. Guest and Mr. Noffke, are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. McNulty, Mr. Guest and Mr. Noffke will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Mr. McNulty, Mr. Guest and Mr. Noffke are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. McNulty, Mr. Guest and Mr. Noffke will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. McNulty, Mr. Guest and Mr. Noffke have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which SGWONE, Inc., has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being Offered by the Selling Security Holders:	4,000,000 shares of common stock, par value 0.01

Offering price for Selling Security Holders::	$1.00 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Securities Being Offered by the Company:	5,000,000 shares of common stock

Offering price for Securities Being Offered by the Company:	$1.00 per share

Number of shares outstanding prior to the offering:	36,985,500 shares of common stock

Number of shares outstanding after the offering:	41,985,500 shares of common stock

Market for the common stock:
There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to eligible for trading on the OTC Bulletin Board and/or OTCMarkets.com.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Net Proceeds to the Company	$5,000,000 if all the Shares are sold.

Use of proceeds:
	Approximate Offering Expenses	$ 25,500
	Remodel Store Cost	$ 150,000
	Store Fixtures	125,000
	Inventory	800,000
	Pre-marketing	100,000
	Legal / Accounting	19,500
	Onboarding Associates	100,000
	General Administration	50,000
	Subtotal	$ 1,370,000
	Working Capital	3,630,000
	Total	$ 5,000,000

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to: SGWOne, Inc., 10120 S. Eastern Avenue, Suite 200 Henderson, Nevada 89052-4395

The Company’s officers, directors and control persons do not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 21, 2012 (date of inception) to December 31, 2013, included on Page F-1 in this prospectus and the reviewed financial statements for the year ended December 31, 2013.

Financial Summary	December 31, 2013 ($)	December 31, 2012 ($)
Cash and Deposits	1,225	-
Total Assets	1,387	162
Total Liabilities	345,491	10,906
Total Stockholder’s Deficit	(344,104)	(10,744)

Statement of Operations	Accumulated From February 21, 2012 (Inception) to December 31, 2013 ($)
Revenues	-
Cost of Revenues	-
Total Expenses	381,089
Net Loss for the Period	381,089

We have just commenced our operations and are currently have no revenue. Our accumulated deficit at December 31, 2013, was $(381,089). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

1. The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events

An investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.  Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur.  If any of the events discussed below occur, or any other material risks occur, the trading price could decline due to any of these events, and an investor may lose all or part of his or her investment.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Relating to Our Business and Structure

2. We have a limited operating history, which makes it difficult to evaluate our prospects.

Our current business and our current operations consist of the business and operations that we established in July 2012.  SGWone Inc., is a new, development stage company and has had limited operations.  Because our business is so new, we only have a limited operating history, which investors can use to evaluate our business prospects.  As a result, investors do not have access to the same type of information in assessing a proposed investment as would be available to purchasers in a company with a longer operating history.

3. As a development stage company, we face many of the risks normally associated with a new business.

Because we have had less than one year’s of operations and are still in the development stage of our business, we face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting new operations.  These uncertainties include establishing our internal organization structure, developing our brand name, penetrating a new market, raising capital to meet our initial working capital requirements, developing a customer base, and otherwise effectively implementing our business plan.  If we are not effective in addressing these risks, we will not be able to operate profitably in the future, and we may not have adequate working capital to meet our obligations as they become due.

4. We will need significant additional capital to implement our business plan, which may not be available to us; and if we raise additional capital, it may dilute your ownership in us.

The net proceeds from this Offering are currently estimated to fund our operations only through one year after the Offering closes.  Our capital requirements for scaling up our current operations and the transition to full commercial operations may be significant.  Although we anticipate that our revenues will significantly increase by the end of December 2014, we currently project that we may need additional capital at that time to continue to increase our operations and to reach profitability.  Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive to us.  We cannot assure you that we will be able to obtain any additional financing at terms favorable to us, if at all. Additionally, if we do undertake any such financing in the future, we may have to issue shares of our capital stock thereby diluting your ownership interest in the Company.  If we are unable to obtain financing as and when needed, our ability to execute our business strategy will be impaired, which may adversely affect our future operations, our future profitability, and even our future viability.

5. If our business strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

To our knowledge, there is no track record for companies pursuing a business plan that is identical to ours.  Accordingly, it is uncertain that our strategy will be successful or profitable.  If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits we anticipate from our business plan.  Such failure may cause the value of our common stock to decrease, thereby potentially causing our stockholders to lose their investment.

6. We may not be able to effectively control and manage our growth, which would negatively impact our operations.

We have operated our current line of business for less than one year, and we expect to grow rapidly in the near future as our business develops and becomes established. If our business grows as we anticipate, it will be necessary for us to manage our expansion in an orderly fashion.  Any significant growth in our activities or in the market for our services will require extension of our managerial, operational, marketing and other resources.  Future growth will also impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may face challenges in managing expanding the number of our store locations. For effective growth management, we will have to continue improving our operations and services. Our failure to manage growth effectively may lead to operational inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to effectively manage any future growth we experience.

7. Our ability to implement our business plan and grow our business infrastructure will depend on our ability to successfully execute numerous operations, some of which may be hindered by factors beyond our control.

We currently have a limited corporate infrastructure. Among other things, we will need to continue to build our infrastructural and operational capabilities as our business grows. Our ability to execute our business plan successfully could be affected by any one or more of the following factors:

●	our ability to raise capital, as needed, to fund the implementation of our business plan;

●	our ability to execute our business strategy as contemplated;

●	the ability of our brand and services to achieve market acceptance;

●	our ability to attract and retain qualified personnel;

●	our ability to accurately address our target marketplace; and

●	our ability to accurately predict and respond to rapid technological changes in our industry.

Our failure to adequately address any one or more of the foregoing factors could have a significant impact on our ability to execute our business plan.

8. Our success may depend on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain our customers may be impaired.

We believe that our brand will be a critical part of our success. Developing and enhancing our brand may require us to make substantial investments with no assurance that these investments will yield the expected benefits. If we fail to promote and develop the “SGWone,” “Mobi-Unplugged” or other brands we may utilize, our ability to attract and retain customers may be impaired, which would in turn adversely impact our profitability.  We anticipate that developing, maintaining, enhancing and protecting our brand will become increasingly important, difficult and expensive.

9. Our intellectual property rights are valuable, and any failure to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. We have not yet filed an application with the United States Patent and Trademark Office for registration of the trademark “SGWOne” or “Mobi-Unplugged.” We may file additional trademark applications in other jurisdictions.  There can be no assurance that such applications will be granted.  In addition, various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services may be made available through the Internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. The unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

10. In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, impair our ability to operate our business as contemplated.

In connection with offering our services, third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our operations infringe a third party’s intellectual proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time and resources, may be expensive, and may divert management’s attention from our primary business concerns – all of which may negatively affect our profitability.

11. Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our services.

Our business is partially dependent upon transactions and interactions that occur over the Internet.  As a result, our business may be adversely affected by malicious applications that alter, change, modify our website and interfere with our e-commerce platform. Any future interference with our Internet operations is expected to occur without disclosure to or consent from us, and may result in a negative experience to our customers. If our efforts to combat these malicious applications are unsuccessful, or if our website is taken down by these malicious applications for an extended period of time, our reputation may be harmed and our website traffic could decline, which would damage our business.

12. We are not subject to all of the requirements of the Securities Exchange Act of 1934 ("34 Act") and this will limit information available about us.

We will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and filed current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, after the effective date of the Registration Statement of which this prospectus forms a part.  We also anticipate that we will file a 1934 Act registration statement.  Accordingly, we may become subject to proxy rules and Section 16 or 14 of the 1934 Act.  However, until such time as we do file a 34 Act registration statement information regarding securities holdings of our officers, directors and 10% stockholders will not be made available on a current basis and we will be able to take shareholder actions without complying with the SEC's proxy rules.  In addition, Section 15(d) of the 34 Act provides an automatic suspension of the periodic reporting obligation as to any fiscal year (except the fiscal year in which the registration statement became effective) if an issuer has fewer than 300 security holders of record at the beginning of such fiscal year.  Although we intend to file periodic reports, we could cease to do so at any time.

13. We face intense competition from similar businesses that have greater resources, and we may not be able to successfully compete.

Our business is rapidly evolving and intensely competitive, and we have many competitors in different industries, including retail, e-commerce services, digital and web services. Many of our current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, fulfillment, and marketing.

Competition may intensify as our competitors enter into business combinations or alliances and established companies in other market segments expand into our market segments. In addition, new and enhanced technologies, including search, web services, and digital, may increase our competition. The Internet facilitates competitive entry and comparison shopping and renders e-commerce inherently more competitive than other retail. Increased competition may reduce our sales and profits.

14. Government regulation of the Internet, e-commerce and other aspects of our business is evolving and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, electronic contracts and other communications, consumer protection, the provision of online payment services, unencumbered Internet access to our services, the design and operation of websites, and the characteristics and quality of products and services sold on the Internet. Additionally, it is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet and e-commerce. Unfavorable regulations and laws affecting the Internet or e-commerce could diminish the demand for our services and increase the cost of doing business online.

15. If we do not continue to innovate and offer the products and services that are useful and convenient to our customers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make the purchasing and understanding of mobile electronics and the accompanying wireless plans to our customers more convenient and user friendly.  As a result, we must continue to invest significant resources in research and development in order to enhance our operations, continually educate our employees, and improving the means by which we deliver our services. If we are unable to provide quality products and services, then our customers may become dissatisfied and move to a competitor for their mobile electronic shopping needs. Our operating results would also suffer if our innovations are not responsive to the needs of our customers and are not appropriately timed with market opportunities or are not effectively brought to market. As our competitors continue to develop, they may be able to offer products and services that are, or that are perceived to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

16. We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other customer data, and we enable our customers to share their personal information with each other and with third parties. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other customer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as vendors or developers, violate applicable laws or our policies, such violations may also put our customers’ information at risk and could in turn have an adverse effect on our business.

 17. We rely on highly skilled personnel and, if we are unable to hire, motivate and retain qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, including our Chief Executive Officer, Robert J McNulty, President, Mark Guest and Chief Financial Officer, Mark Noffke. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of Messrs. McNulty, Guest and Noffke, and other key personnel could have a material adverse effect on the Company. We currently have employment agreements with Messrs. McNulty, Guest and Noffke; however, we have not procured key person life insurance policies. In order to support any future growth, we may need to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on our business.

Risks Related to our Common Stock

18. If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other Over-the-Counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

●	variations in quarterly operating results;

●	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

●	our relationships with other companies or capital commitments;

●	additions or departures of key personnel;

●	sales of capital stock or termination of stock transfer restrictions;

●	changes in financial estimates by securities analysts, if any; and

●	fluctuations in stock market price and volume.

19. We are registering the resale of a maximum of 9,000,000 shares of common stock, including 5,000,000 shares that are not yet outstanding, the sale of which could depress the market price of our common stock.

We are registering the resale of a maximum of 9,000,000 shares of common stock under the registration statement of which this prospectus forms a part.  The sale of these shares into the public market by the selling stockholders could depress the market price of our common stock.  As of February 18, 2014, 36,985,500 shares of our common stock issued and outstanding.

20. The market price and trading volume of shares of our common stock may be volatile.

The market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, or competitors regarding their own performance, as well as general economic and industry conditions.  In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

21. If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

As a public reporting company, we are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and may require attestation of this assessment by our independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

22. Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

23. Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

24. If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The future trading market for our common stock will be influenced in part by any research and or reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

25. We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

26. If we are deemed to be an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements will not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

27. Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

28. We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

29. Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

●	trends affecting the Company’s financial condition, results of operations or future prospects
●	the Company’s business and growth strategies
●	the Company’s financing plans and forecasts
●	the factors that management expects to contribute to its success and the Company’s ability to be successful in the future
●	the Company’s business model and strategy for realizing positive results when sales begin
●	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
●	expenses
●	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
●	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
●	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
●	the impact of new accounting pronouncements on its financial statements
●	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
●	the Company’s market risk exposure and efforts to minimize risk
●	development opportunities and its ability to successfully take advantage of such opportunities
●	regulations, including anticipated taxes, tax credits or tax refunds expected
●
the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

●	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
●	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and
●	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

●	the Company’s inability to raise additional funds to support operations if required
●	the Company’s inability to effectively manage its growth
●	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments
●	the Company’s inability to successfully compete against existing and future competitors
●	the effects of intense competition that exists in the industry
●	the economic downturn and its effect on consumer spending
●
the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

●	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
●	financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,
●	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4. USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $5,000,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company. The “Use of Proceeds” Chart below estimates the use of proceeds, given the varying levels of success of the Offering.

Based on an initial public offering price of $1.00 per share, our net proceeds from the sale of the 5,000,000 shares of our common stock will be approximately $5,000,000. Since this is a self-underwritten there will be no over-allotment option.

The principal purposes of this offering are to:

●	increase our working capital,
●	create a public market for our common stock,
●	facilitate future access by us to public equity markets, and
●	provide increased visibility and credibility to us.

Shares Offered (% Sold)	5,000,000 Shares Sold (100%)	3,750,000 Shares Sold (75%)	2,500,000 Shares Sold (50%)	500,000 Shares Sold (10%)
Gross Offering Proceeds	$5,000,000	$3,750,000	$2,500,000	$500,000
Approximate Offering Expenses(1)	$25,500	25,500	25,500	25,500
Remodel Store Cost	$150,000	100,000	65,000	40,000
Store Fixtures	$125,000	100,000	60,000	35,000
Inventory	$800,000	600,000	400,000	300,000
Pre-marketing	$100,000	75,000	50,000	25,000
Legal / Accounting	$19,500	19,500	19,500	19,500
Onboarding Associates	$100,000	75,000	40,000	30,000
General Administration	$50,000	37,500	25,000	25,000
Subtotal (2)	$1,370,000	1,032,500	685,000	500,000
Working Capital	$3,630,000	2,967,500	1815,000	-0-
Total	$5,000,000	3,750,000	2,500,000	500,000

(1)  Offering expenses have been rounded to $25,500.

(2)  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $4,974,500. The Company plans to allocate the net proceeds from this Offering as follows: $150,000 towards remodeling our store, $125,000 for installation and upgrading of store fixtures and $800,000 on the purchasing of inventory. Additionally, management believes that it is essential to market and brand the Company’s name if they are going to be successful at attracting new and larger clients. As such, $100,000 will be allocated to perform pre-marketing work. The Company plans to earmark $100,000 for the onboarding associates and $50,000 on general administration. Furthermore, the Company plans on keeping the remaining$3,630,000 in the working capital funds of the Company, to help assist it in its future needs.

If 75% of the offered Shares are sold the Company will receive the maximum proceeds of $3,724,500. The Company plans to allocate the net proceeds from this Offering as follows: $100,000 towards remodeling our store, $100,000 for installation and upgrading of store fixtures and $600,000 on the purchasing of inventory. Additionally, management believes that it is essential to market and brand the Company’s name if they are going to be successful at attracting new and larger clients. As such, $75,000 will be allocated to perform pre-marketing work. The Company plans to earmark $75,000 for the onboarding associates and $40,000 on general administration. Furthermore, the Company plans on keeping $2,967,500 in the working capital funds of the Company, to help assist it in its future needs.

If 50% of the offered Shares are sold the Company will receive the maximum proceeds of $2,474,500. The Company plans to allocate the net proceeds from this Offering as follows: $65,000 towards remodeling our store, $60,000 for installation and upgrading of store fixtures and $400,000 on the purchasing of inventory. Additionally, management believes that it is essential to market and brand the Company’s name if they are going to be successful at attracting new and larger clients. As such, $50,000 will be allocated to perform pre-marketing work. The Company plans to earmark $50,000 for the onboarding associates and $25,000 on general administration. Furthermore, the Company plans on keeping $1,815,000 in the working capital funds of the Company, to help assist it in its future needs.

If the Company sells 10% of the Shares the Company will receive the maximum proceeds of $474,500. The Company plans to allocate the net proceeds from this Offering as follows: $40,000 towards remodeling our store, $35,000 for installation and upgrading of store fixtures and $300,000 on the purchasing of inventory. Additionally, management believes that it is essential to market and brand the Company’s name if they are going to be successful at attracting new and larger clients. As such, $25,000 will be allocated to perform pre-marketing work. The Company plans to earmark $30,000 for the onboarding associates and $25,000 on general administration. In this scenario, the Company does not plan on keeping any of the money from the Offering in the working capital funds of the Company.

The funds from this Offering will not be used to pay Mr. McNulty, Mr. Noffke, Mr. Guest, and company consultants for their services to the Company, prior to, during, and subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receive.

If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of the officers and directors in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of the officers and directors regarding potential investments in the Company.

We intend to use the net proceeds primarily for general corporate purposes, including working capital. We may, when and if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. We have no present understandings, commitments or agreements with respect to any material acquisition of, or investment in, third parties.

ITEM 5. DETERMINATION OF OFFERING PRICE

The offering price of $1.00 per Share has been determined arbitrarily by the Directors of the Company.  The price does not bear any relationship to the Company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration the Company’s capital structure and the amount of money it would need to implement the Company business plans.  Accordingly, the offering price should not be considered an indication of the actual value of its securities.

ITEM 6. DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

If you purchase shares in this your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $1.00 per share and the as adjusted net tangible book value per share of our common stock immediately following this offering.

Our net tangible book value as of December 31, 2013 was negative $344,104, or approximately a negative ($0.01) per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of December 31, 2013.

 The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2013:

●	on an actual basis; and
●
on an as-adjusted basis to give effect to our sale of 5,000,000 shares of common stock in this offering at an assumed public offering price of $1.00 per share, after deducting the placement agent’s fees and estimated offering expenses payable by us.

The following information is illustrative only of our cash and cash equivalents and capitalization following the completion of this offering and will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2013
	Actual	As adjusted
Cash and cash equivalents	$1,225	$4,801,225

Notes payable - related parties	15,000	15,000

Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, 0 shares issued or outstanding, actual and as adjusted	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized, 36,985,500 shares issued and outstanding, actual; 200,000,000 shares authorized, 41,985,500shares issued and outstanding, as adjusted	36,986	41,986
Additional paid-in-capital	-	4,995,000
Accumulated deficit	(381,089)	(381,089)

Total stockholders' equity	(344,104)	4,655,897

Total capitalization	$(329,104)	$4,670,897

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of up to 5,000,000 shares in this offering at an assumed public offering price of $1.00 per share, and after estimated offering expenses, our as adjusted net tangible book value as of December 31, 2013 would have been approximately $4,655,897, or $0.11 per share. This represents an immediate increase in net tangible book value of $0.12 per share to existing stockholders and an immediate dilution in net tangible book value of $0.88 per share to purchasers of shares in this offering, as illustrated in the following table:

	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold
Offering Price	$1.00 per share	$1.00 per share	$1.00 per share
Net tangible book value at 12/31/13	$(0.01) per share	$(0.01) per share	$(0.01) per share
Net tangible book value after giving effect to the Offering	$0.11 per share	$0.08 per share	$0.05 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.12 per share	$0.09 per share	$0.06 per share
Per Share Dilution to New Investors	$0.88 per share	$0.91 per share	$0.94 per share
Percent Dilution to New Investors	88%	91%	94%

ITEM 7. SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of February 18, 2014, by the Selling Security Holders included in this Prospectus.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules.   Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The shares acquired by the Selling Security Holders were all for services rendered.

As far as any position, office, or other material relationship which each Selling Security Holder has had within the past three years, the list is as follows:

The percentages below are calculated based on 36,985,500 shares of our common stock issued and outstanding as of February 18, 2014.

Name of Selling Security Holder	Common Shares Owned by the Selling Shareholder	Total Shares to be Registered Pursuant to this Prospectus	Total Shares After Completion of the Offering	Percentage of Class After Completion of the Offering

Big Rose LLC	750,000	665,000	85,000	0.2%
Michael Miramonetes	100,000	100,000	-0-	0.0%
Mark Doumani	50,000	50,000	-0-	0.0%
Robert Grandon	15,500	15,500	-0-	0.0%
Bo White	750,000	665,000	85,000	0.2%
William W Lett	500,000	500,000	-0-	0.0%
Surf Financial LLC(1)	2,000,000	784,500	1,215,500	2.9%
Dr. Gary Strahle	50,000	50,000	-0-	0.0%
Robert Vivien	600,000	600,000	-0-	0.0%
Billy Sayers	1,000,000	500,000	500,000	1.2%
Art Perillo	35,000	35,000	-0-	0.0%
Carlos Garbea	35,000	35,000	-0-	0.0%
	5,885,500	4,000,000	1,885,500	4.5%

(1)  John David Nava has voting and dispositive control over the common shares beneficially owned by Surf Financial, LLC.

After the effective date of the registration statement relating to this prospectus, we anticipate applying to have our common stock eligible for trading on the Over the Counter Bulletin Board and/or OTCMarkets.com. To have our securities quoted on the OTC Bulletin Board or OTCMarkets.com we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Bulletin Board and OTCMarkets.com differs substantially from national and regional stock exchanges because (1) it operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and/or OTCMarkets.com, and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application.

The shares may be sold or distributed from time to time by the Selling Security Holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Security Holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Security Holders who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Security Holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Security Holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling Security Holder, their broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the Selling Security Holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Selling Security Holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Security Holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Selling Security Holders may be deemed to be underwriters within the meaning of the Securities Act in connection with any sales covered by this registration statement.

           Other than as previously disclosed, to the Board’s knowledge, none of the Selling Security Holders or their beneficial owners:

●	Has had a material relationship with MOBI or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
●	Has ever been one of its officers or directors or an officer or director of its predecessors or affiliates
●	Are broker-dealers or affiliated with broker-dealers.

The Company’s officers and directors are personally acquainted with its shareholders, and solicited their participation in this Offering. Its officers and directors did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

ITEM 8. PLAN OF DISTRIBUTION

Shares Offered by the Selling Security Holders

The Selling Security Holders who purchased their shares on or before January 1, 2014, may sell some or all of their shares at a fixed price of $1.00 per share until the Company’s shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although the Company’s common stock is not listed on a public exchange, it has planned to contact a market maker to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on its behalf in order to make a market for the Company’s common stock. There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between six months and one year. The following is a summary of the provisions of Rule 144:

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, or
●	the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

However, since our shares are quoted on the NASD’s Electronic Bulletin Board, which is not an “automated quotation system,” our stockholders cannot rely on the market-based volume limitation described in the second bullet above. If in the future our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer.  In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel.  Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days. Once a market has been developed for the Company’s common stock, the shares may be sold or distributed from time to time by the Selling Security Holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where the common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
●	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Security Holders nor the Board Directors of the Company can presently estimate the amount of such compensation. The Company, knows of no existing arrangements between the Selling Security Holders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The Company will not receive any proceeds from the sale of the shares of the Selling Security Holders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The Selling Security Holders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the Selling Security Holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide SGWOne, Inc., with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell company" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Regulation M

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, Selling Security Holders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of the Company’s common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase the Company’s common stock.

Shares Offered by the Company

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company’s officers and directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any Shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  The officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.
Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;  and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any Shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $1.00 per Shares until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable.  All checks for subscriptions should be made payable to SGWOne, Inc.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 200,000,000 Common Shares, $0.01 par value per share 10,000,000 shares of preferred stock at a par value of $0.01 per share.

Common Stock

As of February 18, 2014, 36,985,500 shares of Common Stock are issued and outstanding.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Voting Rights

Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders. These shareholders voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.01 per share.  As of February 18, 2014, we do not have any shares of Preferred Stock Series outstanding.

Warrants

We have no outstanding warrants.

Options

We have no outstanding options.

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending December 31, 2012 that have been included in this prospectus have been audited by Gordon B. Beckstead LLC,  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

We have issued 250,000 shares to The Law Office of Andrew Coldicutt, for general business, corporate advisory and legal services, including the preparation of the registration statement of which this prospectus forms a part. The legal opinion rendered by The Law Office of Andrew Coldicutt, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus.  The issuance to the Law Office of Andrew Coldicutt is not contingent on its issuance of the opinion letter.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

Part A. Description of the Business

We are a development stage company. Our current business is the sale and marketing of portable electronics, wireless service plans and related mobile devices. SGWOne Inc., is a development stage company and as such has had limited operations.  Because our business is new, we only have a limited operating history, which investors can use to evaluate our business prospects. We have recorded minimal revenue, have had net losses of $370,345 for the year ended December 31, 2013 and we expect our losses to continue, and for that reason our audit firm has issued a going concern opinion. As a result, investors do not have access to the same type of information in assessing a proposed investment as would be available to purchasers in a company with a longer operating history.

Corporate History

The Company was originally incorporated as Branded Shopping Live, Inc., in the State of Nevada on February 21, 2012. On June 5, 2012, the Company filed Amended and Restated Articles of Incorporation of the Company with the Secretary of State of Nevada and changed the corporate name from “Branded Shopping Live, Inc.,” to “SGWOne, Inc.”. The name change was to better represent our business plan of entering into the sales of mobile electronic devices and the associated wireless plans, through the utilization of iconic store layouts, locations, superior customer service and the selling of all mobile electronic device brands, accessories, and representing all wireless providers.

On June 4, 2012 the Company increased the authorized capital from 1.0 million shares of common stock to 30 million shares of capital stock, of which 25 million shares are common stock, par value $0.01 per share, and 5.0 million shares are preferred stock, par value $0.01 per share (“Preferred Stock”). The Company also adopted Amended and Restated Bylaws of the Company on the same date.

On September 18, 2013, the Company increased the authorized capital from 30 million shares of common stock to 210 million shares of capital stock, of which 200 million shares are common stock, par value $0.01 per share, and 10 million shares are preferred stock, par value $0.01 per share (“Preferred Stock”). The Company also adopted Amended and Restated Bylaws of the Company on the same date.

On September 20, 2013, the Company issued an aggregate of 36,985,500 shares in a private placement to consultants and service providers as compensation for services provided in the initial business development of the Company.

The Company has commenced business operations and generated minimal revenues. The Company has a specific business plan and is seeking the funds to execute its business plan. The Company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933.  It is aggressively pursuing its business plan given the current financial status of the Company and the fact that the Board of Directors is active and supportive of the plan. The Company was incorporated for the purpose of competing in the retail mobile device, mobile accessories and the wireless service industry. The Company is moving forward with the development as defined in its plan of operations.  Based upon the above, the Company believes it is not within the scope of Rule 419.

The 12-month budget is based on minimum operations which will be completely funded by the $5,000,000 the Company intends to raise through this offering.  The Company estimates increased sales to begin within 3 months after the completion of this offering. Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales.  The costs associated with operating as a public company are included in its budget.  Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.  The Company cannot however guarantee that it will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company.  Management has agreed, but has not made any formal commitment to advance to the Company money to fund limited operations over the next twelve months.

The Company has been issued an opinion by the Company’s auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares; however, there has been no formal commitment by management or directors to make any loans to the Company, and any additional issuance of common stock will result in a significant dilution in the equity interests of our shareholders.

The Company

The purpose of our business initiative is to create a prototypical mobile electronics specialty store, focused on the explosive growth in the mobile market place. We will develop two store sizes: (a) a 12,000 square foot store and (b) an 8,000 square foot store. The purpose of developing two different store footprints is to address specific demographics market by market.  Our stores will introduce and provide support for the hottest branded products in the mobile market, from all manufacturers and competitors. The store format will be a showroom type store, with the entire inventory, stored in the back room. The following are our key drivers to success: we will provide superior levels of customer service by having knowledgeable experts giving accurate and useful information to our customers so our customers can make the right decision for their product needs. We want to provide a friendly and inviting shopping experience, so the customer can play, learn, share and have a fun user experience with all the available branded products. Our business model is based on our belief that customers will want to come in to our stores, try the products that they are interested in, learn about the products strengths, weaknesses, accessories, see what the wireless service providers are offering in regards to those products, and then make an educated decision on which new product to purchase.

Our mission both online and offline is to discover and promote unique mobile electronic experiences that are useful, innovative and intuitive to the consumer. Our website, www.mobiunplugged.com’s distinctive tile like, one click navigation design is focused on the three pillars of e-commerce success: acquire, convert and retain. Just like at our proposed Mobi-Unplugged retail location the experience is unlike anything, currently within the mobile and wireless marketplace. This unique experience allows the consumer to compare, learn, and address their needs whether they are looking for the latest and greatest name brand hardware, phones, tablets, speakers, or mobile accessories, to the most suitable mobile and wireless plans.

Corporate Strategy

           The Company’s business strategy is aimed at uniting the sale and education of customers through the use of our interactive store models.  Brands such as: Apple, Samsung, E-Readers, Sony, Kindle Acer, Surface, Blackberry, Nexus, HP And Dell, LG, Kyocera, Motorola, HTC, Nokia, and Sharp, all provide mobile products, such as, phones, tablets, laptops and accessories; however, they do not provide the wireless service plans that allow those products to be mobile. We will go one step further, by providing our customers with the resources, services, activation, and diagnostics as well as educational classes to give our customer the highest quality of information to use their mobile electronic devices. No check out registers, all our sales are done on mobile devices by our highly trained sales associates. The stores look and feel will be a friendly tech experience, serviced with each brand experience, geographically defined by round tables featuring the brands products that will be made of carbon fiber identified by the brands logo. There will be a customer service bar area to have our customers’ personal mobile electronic needs managed by our highly qualified technology experts. The store will be welcoming by having a small coffee cafe for customers who want to stay awhile and relax while looking at products, participating in one of our educational seminars, chat with others about products they are thinking of buying or just to socialize. All of the aforementioned are drivers to success along with a strong pricing model.

Currently the mobile market is positioned for a store format that carries a full line of top brands including Apple that is consumer centric that can deliver a high degree of customer service along with teaching how to use the mobile devices they purchase. This will create a retail brand that will expand consumer loyalty thru education, how-to tutorials, brand name product selection and "play & try" hands-on & touch before you purchase” business model.

Growth Strategy

Positioning stores in selected major demographic markets, such as in malls, will allow the Company to grow at a rapid pace by the duplication of the store footprint or in retail terms cookie cut our stores. This duplication of the store footprint will create our brand awareness, make opening additional locations simpler, make purchasing products and display materials more uniform, and will provide our customers with a great unvarying experience, no matter which location they visit.

Market Opportunity

The Consumer Electronics marketplace is going through a significant and fast paced evolution, because of the proliferation of mobile devices. The big box retailers are inefficient at delivering quality service and product information to the consumer due to their inability to focus on the needs of this evolving and highly specialized marketplace. Today’s consumer wants a shopping experience that is friendly, educational, inviting and with the assistance of technology experts to advise them on product selection with a strong knowledge of wireless carrier plans that allow the customer to choose the best wireless product and wireless plan that fits their wireless needs.

Our belief, is that the customer wants to be able to try the product before he purchases the product and that is why we make the purchasing of a mobile electronic device a consumer centric experience. Thereby, allowing the customer to make an educated purchase of their mobile electronic devices. The mobile electronic device market is the fastest growing sector in the consumer electronics industry. The number of mobile devices will exceed the world’s population by 2012 according to Cisco Systems, Inc.’s, Cisco’s “Visual Networking Index (VNI) Global Mobile Data Traffic Forecast Update” is one of the more fascinating data-filled reports of 2012. The report examines the dramatic growth we’re seeing in the mobile internet space, including the massive demand for mobile data, the growth of mobile video, and the rise of the smart phone as new gateway to the web itself. Globally, mobile data traffic grew 2.3-fold over 2011, more than doubling for the fourth year in a row. The traffic even grew faster than Cisco had earlier predicted: they had pegged growth at 131% year over – year, in actuality, traffic grew by 133%. In 2011, mobile data traffic was 8 times the size of the entire global internet in 2000 (597 petabytes (2011) vs. 75 petabytes (2000)). In one of the report’s significant figures, the number of mobile-connected devices will exceed the number of people on earth by the end of 2012. By 2016, there will be 1.4 mobile devices per capita. That year, there will be over 10 billion mobile-connected devices, including machine-to-machine (M2M) modules.

Video

The mobile web’s growth, and its unending need for bigger screens, more apps, higher quality displays which all use more data, more connectivity and more bandwidth, shows no signs of slowing. As such the manufacturers of mobile video devices are consistently coming out with more video centered electronic mobile devices, and the wireless carriers are adapting the way they organize wireless plans and how they charge their customers, in order to adapt to the increased use of mobile bandwidth.  One of the top activities for mobile users in particular, is mobile video. A new report by Cisco Systems Inc. reveals a remarkable growth in mobile traffic, driven by video, for the first time video accounted for over half of all mobile traffic (52%). This is, in part, due to the increases in connectivity and phones capable of video viewing, by 2016, video is predicted to be over 70% of mobile traffic. Video’s growth can also be attributed to the increases in devices that can do more, faster at greater speeds, which help to impact the global bottom line in terms of data usage. Case in point: 4G phones, make up only 0.2% of mobile connections, but are already accounting for 6% of mobile data traffic. By 2016, 4G will reach 6% of all connections, but 36% of total traffic, or 9 times that of non-4G phones  The top 1% of mobile data subscribers, meanwhile, account for 24% of data traffic. And smart phones as a group, still a minority representing only 12% of the total handsets in use today, now account for over 82% of global handset traffic. With all this added data usage and choice of products, we are primed to help our customers wade through the wireless device plans and new products in order to allow our customers the make the best choice when it comes to the purchase of their mobile video viewing electronic products and the wireless plans that allow them to be wireless.

Smart Phones

Smart phones are growing in popularity and usage, too, as indicated by the increases in the group’s data traffic demands. In 2011, the average smart phone usage nearly tripled, up from 55 MB/month last year to 150 MB/month today. By 2012, over 100 million smart phone users will be using over 1 GB/month of data. And by 2016, the monthly global smart phone data traffic will pass 10 Exabyte’s per month, with the average smart phone generating 2.6 GB/month, a 17-fold increase from 2011′s average. With so much data being consumed, it will only become more important to understand the nuances of the different data plans and wireless plans that the wireless carriers provide, and why only a one stop shop like Mobi-Unplugged where you can see all the wireless plans and their products in real time will be a big factor in our customer acquisition and retention.

Feature Phones

Even though the perception in developed markets like ours is that smart phones are everywhere, the majority of the mobile market is still using basic handsets. In 2011, these devices accounted for 88% of the mobile landscape, and their mobile data usage increased 2.3-fold to 4.3 MB from 1.9 MB last year. In other words, even non-smart phones are getting smarter, and capable of consuming more mobile data. What this also means is that there is still a large percentage of the mobile phone market who may want to upgrade a mobile device in the near future.

Tablets

We will not only sell mobile phones but all mobile electronic devices as the mobile web is no longer accessed by handsets alone. Tablets are a growing group, too, with their own data demands. The number of mobile-connected tablets tripled last year to 34 million, each generating 3.4 times more traffic than the average smart phone (517 MB/month vs. 150 MB/month for smart phones). By 2016, tablets will be 10% of global mobile data traffic.

The tablet market is expanding as consumers find new and innovative uses for the larger screens and more computing capacity. With all the choices that are available it is difficult to make an informed purchasing decision. That is why we will have our sales staff trained in the minutia of the products we sell and the wireless programs that the wireless carriers offer.

Android Vs IPhone Platforms

Finally, the Android vs. iPhone platform distinctions, we have positioned ourselves to take advantage of the ongoing competition between the platforms by implementing our educational classes to really teach the consumer what the differences between the two are and which phone/product would be best. In terms of data consumption, it appears Android is pulling ahead (at least by using more data standards) as Android apps are freer to run in the background, the figure is not so surprising. But this is also a function of Android’s increased global market share. Today, Android devices’ data consumption is 29% higher than Apple devices in terms of megabytes used per month per connection. At all of our locations our knowledgeable staff will be able to inform our customers of the pros and cons of both platforms and allow our customers to make a better educated choice of which platform they choose to support.

Knowledge Lounge

The Knowledge Lounge has been positioned as a creative environment for hosting our teaching /educational classes about the products we carry, to all Mobi-Unplugged customers, empowering them to exercise their own thoughts on how to maximize their mobile technology, to sample apps, and make their own social and professional connections. The Knowledge Lounge provides a safe and informal space for everyone, from small children, to students and professionals to share their own personal hardware and app experiences, announce what they have learned, development interests, create learning groups, initiate discussions, post blogs and share information in real time. The Knowledge Lounge provides first-come, first-served assistance or by appointment to customers with various Mobi-Unplugged hardware, but with an emphasis on mobile hardware and apps. We will also allow out product suppliers to carry out informational and product awareness in our Knowledge Lounge. Our Mobi-lizer team members offer personal support when customers have problems or questions with their Mobi-unplugged products and apps. Most services carried out at the Knowledge Lounge are free of charge, and are offered to Mobi-Unplugged customers of all ages.

Audio / Sound Lounge

In furtherance of our wireless mobile device sales we also carry many of the accessories that truly make the experience for the mobile electronics device user, such as headphones, wireless receivers, and speakers.  Music consumers helped digital sales continue their climb, physical sales continue their slow death, and kept vinyl spinning in 2012, according to a year in review report from Nielsen Sound scan and Billboard. Thanks in large part to digital music stores iTunes and Amazon digital music's 9.1 percent growth meant the digital format accounted for 37 percent of all album purchases during the year. The positive sales figures have temporarily quelled some of the debate over whether streaming services like Spotify and Pandora are killing the music industry. Spotify racked up 5 million paying music subscribers this year, and Pandora saw a record number of both paying and free listener hour’s increase significantly in 2012.

Some of the speakers and speaker systems we intend to carry are: Bose, Jawbone, Preavey, Logitech, Beacon Audio, Bang & Olufsen, Beats, BeatBox. iHome; Head phones: Bose, Denon, Beats by Dr. Dre, Klipsch, Sony.

Smart Television’s

Global adoption of smart TVs grew in 2012 as the prices of connected TV sets from the likes of Samsung, LG, Sony and discount vendors continued to fall. According to a report released on February 23rd 2013 by market research firm IHS iSuppli, smart TV shipments climbed 27% in 2012 to reach 66 million units. By 2015, smart TVs will make up 55% of the market as global shipments climb to 141 million units.  “Despite a decline in global television shipments in 2012, consumer demand for Internet-connected televisions soared during the year — and the surge in sales shows no signs of abating,” IHS analyst Veronica Thayer said. “Smart TVs are rapidly joining the mainstream as manufacturers refine their products to add new features and to make them easier to use.” We plan on carrying smart televisions, wireless televisions and assisting our customers with the associated internet data plans as well.

Suppliers and Customers

Our suppliers and customers will include some of the most recognized names in the wireless ecosystem. We view manufacturers, operators, as part of our success. We generally take asset ownership of devices on behalf of manufacturers and sell to the end users, our customers.

Among others, our suppliers will include:

●	Manufacturers such as Apple, HTC, Huawei, LG, Motorola, Nokia, RIM and Samsung.

●	Operators such as AT&T, Sprint, Nextel, Verizon Wireless and Cricket.

As part of providing services to participants in the wireless ecosystem, we plan on generally developing contractual relationships with manufacturers, for a multi-year period to provide services that are intended to lower the cost of the customer’s existing supply chains improve working capital efficiency, among others. Currently we do not have any such contractual relationships, and we cannot guarantee that any will ever develop.

Plan of Operations

(1st quarter after funding)

●	Complete our first brick and mortar store;
●	Continue to develop and enhance our website;
●	Continue the registration process to distribute the products in the USA;
●	Design, develop, edit and launch MOBI Unplugged marketing efforts;
o	Print, web, radio and local television commercials;
●	Integrate payment processors Visa, Master Card, Discover, American Express and Pay Pal;
●	Create Human Resources department for staged employee growth; and
●	Establish competitive shipping arrangements for online shopping and product delivery.

(2nd and 3rd quarter after funding)

Establish Store into the local community participating in the Chamber of Commerce

●	Analyze customer feedback to increase productivity;
●	Analyze first quarter sales and increase product inventory where needed;
●	Build out customer service and incoming call center based on stores growth curve;
●	Address all business practices for both greater productivity and efficiency; and
●	Continue to develop mobile application to expand business and support our online activities.

(3rd and 4th quarter after funding)

●	Review, adjust and fine tune all areas of marketing expense;
●	Review all employees on their knowledge of the Mobi Unplugged culture, customer service position and product knowledge;
●	Enhance user support, feedback and communication with customers, suppliers, distributors, and manufactures;
●	Continue to establish the Mobi Unplugged brand name and value proposition throughout the local community; and
●	Expand the store with new product, enhanced customer service, and loyalty rewards that will differentiate the Mobi Unplugged business model.

Competition

Currently the mobile marketplace is fragmented between the phone companies and/or mobile carriers and the big box retailers like Best Buy, WalMart, Radio Shack or Apple stores. Each of these retailers have strengths and weaknesses in the market. We compete in the sale of products and services with several retail formats, including national, regional and independent mobile electronics retailers. We compete with department and specialty retail stores in more select product categories. We compete with wireless providers in the wireless handset category through their own retail and online presence. We compete with mass merchandisers and other alternative channels of distribution, such as mail order and e-commerce retailers, on a more widespread basis. The mobile carriers currently have a limited selection of products and have not addressed the overall market because of limited product selection; however, they are prime in their connectivity. A big box retailer, such as Best Buy, has repositioned their stores to have a store within a store concept, i.e. Apple, Samsung and this has had a positive impact with their customers and is gaining traction for them. Apple stores are ‘single brand’ stores of Apple only products that represent 23% of the total mobile marketplace. Apple stores, produce the highest sales per square foot of any retailer in the US which is $6,000.00 per square foot or average store sales of $40 million.

 We cannot assure you that we will compete successfully in the future, given the highly competitive nature of the consumer electronics retail business. Also, in light of the ever-changing nature of the consumer electronics retail industry, we would be materially adversely affected if our competitors were able to offer their products at significantly lower prices or provide a higher quality of customer service than we do. Additionally, we would be materially adversely affected if our competitors were able to introduce innovative or technologically superior products not yet available to us, or if we were unable to obtain certain products in a timely manner in adequate quantities, or for an extended period of time. Furthermore, our business would be materially adversely affected if we failed to offer value-added solutions or if our competitors were to enhance their ability to provide these value-added solutions.

Government Regulation

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the internet and e-commerce. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, electronic contracts and other communications, consumer protection, the provision of online payment services, unencumbered internet access to our services, the design and operation of websites, and the characteristics and quality of products and services sold on the internet. Additionally, it is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the internet and e-commerce. Unfavorable regulations and laws affecting the internet, wireless communications, or e-commerce could diminish the demand for our services and increase the cost of doing business online.

JOBS ACT

Emerging Growth Company Status under the JOBS Act

SGWOne, Inc., qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

●	The first fiscal year after its annual revenues exceed $1 billion;

●	The first fiscal year after the fifth anniversary of its IPO;

●	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

●	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

●	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

●
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

●	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

●	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

●	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

●	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

●
The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

●
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

●	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

●	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Employees

Mr. Robert McNulty is an officer and director of the Company who serves on a full-time basis. Mark Noffke is also an officer and director of the Company. Mark Guest is an officer of the Company. None of the employees is represented by a labor union for purposes of collective bargaining. The Company considers its relations with the employees to be good.

Part B. Description Of Property

Our corporate headquarters are located at 10120 S. Eastern Avenue, Suite 200, Henderson, Nevada 89052. Our telephone number is (630) 251-1285. As of the date of this filing, the Company has not sought to move our office. Additional space may be required as the Company expands its operations. Management does not foresee any significant difficulties in obtaining any required additional space. The Company currently does not own any real property.

Part C. Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

Part D. Market For Common Equity and Related Stockholder Matters

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, The Company intends to contact an authorized market maker for sponsorship to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)	the bid and offer quotations for the penny stock;
2)	the compensation of the broker-dealer and its salesperson in the transaction;
3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4)	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has approximately 17 shareholders of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.  Their address and phone number is 500 Perimeter Park Drive, Suite D, Morrisville NC 27560, 877.481.4014.

Part E.  Financial Statements

The Company's financial statements are below on page F-1.

Part F.  Selected Financial Data

Working Capital

	December 31, 2013 $	December 31, 2012 $
Current Assets	1,387	162
Current Liabilities	345,491	10,906
Working Capital (Deficit)	(344,104)	(10,744)

Cash Flows

	December 31, 2013 $	For the Period from February 21, 2012 (date of inception) to December 31, 2013 $
Cash Flows from (used in) Operating Activities	(3,775)	(13,775)
Cash Flows from (used in) Investing Activities	-	-
Cash Flows from (used in) Financing Activities	5,000	15,000
Net Increase (decrease) in Cash During Period	1,225	1,225

Part G.  Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

Part H. Management’s Discussion And Analysis And Plan Of Operations

The following Management's Discussion and Analysis and Plan of Operations contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors'” and elsewhere in this prospectus.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The following discussion should be read in conjunction with our Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

Plan of Operations

We are a development stage company. Our current business is the sale and marketing of portable electronics, wireless service plans and related mobile devices. SGWOne Inc., is a development stage company and as such has had limited operations.  Because our business is new, we only have a limited operating history, which investors can use to evaluate our business prospects. We have recorded minimal revenue, have had net losses of $370,345 for the year ended December 31, 2013 and we expect our losses to continue, and for that reason our audit firm has issued a going concern opinion. As a result, investors do not have access to the same type of information in assessing a proposed investment as would be available to purchasers in a company with a longer operating history.

Results of Operations

Year ended December 31, 2013 compared to the Year ended December 31, 2012.

Revenue

We did not have any revenue from operations for neither of the periods ended December 31, 2013 and 2012, respectively, as we were in the development stage of our business model.

Operating Expenses

Our operating expenses increased by $359,601 to $370,345 for the twelve month period ended December 31, 2013, from $10,744 for the from the ten and one half month period ended December 31, 2012. This increase in 2013 was primarily due to the accrual of officer’s salary of $ 280,000 and the increase in stock based compensation of $36,986 expended in 2013 to our consultants.

Interest expense increased to $1,000 for the twelve month period ended December 31, 2013, compared to $792 for the ten and one half month period ended December 31, 2012. These notes will be converted to equity where possible and/or will be repaid. We believe we will repay or convert into common stock all outstanding notes subject to raising further capital and increasing revenues over the course of the next 18 months.

Operations

We had net cash used in operating activities of $3,775 for the twelve month period ended December 31, 2013, as compared to $10,000 for the ten and one half month period ended December 31, 2012.  For the period in 2013, the net cash used was primarily used to fund professional fees primary for the capital infrastructure development and monetization relative to the public offering.  Net cash used in operating activities consisted primarily of our net loss of $370,345 offset by an increase in our accrued expenses of $329,375.

Investments

We had no activity in net cash used in investing activities since the inception of the Company.

Financing

We had net cash provided by financing activities of $5,000 for the twelve month period ended December 31, 2013, as compared to $10,000 for the ten and one half month period ended December 31, 2012.  These investments were made by a related party ABV3, Inc. an entity owned by our Chairman Robert McNulty.

Capital Expenditures

We expect to expend approximately $300,000 in connection with development of retail site and the expansion of our business during the next three months. We anticipate these expenditures will be funded with the proceeds from this stock issuance or the investment of private accredited investors.

The period Inception (February 21, 2012) through December 31, 2012

Revenues

We did not have any revenue from operations for  the period Inception through December 31, 2012, as we were in the development stage of our business model.

Operating Expenses

Our operating expenses were $10,744 for the period Inception through December 31, 2012, which mainly comprised professional fees related to the corporate structure of the operations.

Interest expense was $792 for the ten and one half month period ended December 31, 2012. The relative note will be converted to equity when possible and or will be repaid.

Investments

We had no activity in net cash used in investing activities since the inception of the Company.

Financing

We had net cash provided by financing activities of $10,000 for the period Inception through December 31, 2012. This investment were made by a related party ABV3, Inc. an entity owned by our Chairman Robert McNulty.

Capital Expenditures

We do not expect any capital expenditures until we have finalized our business model. Upon completion of the business model, we anticipate these capital expenditures to be funded with the proceeds the investment of private accredited investors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that we consider material.

Going Concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2013, the Company has an accumulated deficit of $381,089, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for our fiscal year ended December 31, 2013. We had an accumulated deficit of $381,089 and $10,744 at December 31, 2013 and December 31, 2012, respectively, and had a net loss of $370,345 for the fiscal year ended December 31, 2013 and $10,744 for the fiscal year ended December 31, 2012, and net cash used in operating activities of $3,775 for the fiscal year ended December 31, 2013 and $10,000 for the fiscal year ended December 31, 2012. We generated no revenue during the fiscal year ended December 31, 2013 and year ended December 31, 2012, respectively.

Over the next 12 months, the Company plans to begin selling products within the proposed retail location in Henderson, Nevada. The Company plans to fulfill those orders and begin receiving greater revenues; however, the Company cannot estimate the amount of time that it will take for those activities will to generate sufficient revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

BUSINESS AND RECENT DEVELOPMENTS

SGWone, Inc., was initially incorporated on February 21, 2012, as Branded Shopping Live, Inc. and changed its name on June 5, 2012 to SGWone, Inc.

Recent Developments

There are no recent developments.

Part I. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon Gordon Brad Beckstead, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Part J.  Quantitative And Qualitative Disclosures About Market Risk

None

Part K.  Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

The directors and executive officers of the Company are:

Name	Age	Position	Director Since
Robert J McNulty	67	Chief Executive Officer & Chairman of the Board of Directors	February 21, 2012
Mark V. Noffke	58	Chief Financial Officer & Director	May 18, 2012
Mark Guest	48	President	May 18, 2012

Mr. McNulty, has held the offices/positions since the inception of the Company.  Mr. Noffke was appointed on May 18, 2012, to his respective office/positions, and Mr. Guest was appointed to be the Company President on May 18, 2012, all three are expected to hold said offices/positions until the next annual meeting of the shareholders. The persons named above are the company’s only officers, directors, promoters and control persons.

Background Information about The Company’s Officers and Directors

ROBERT J. MCNULTY – Chairman / CEO

Mr. McNulty is an accomplished entrepreneur with over 30 years of significant experience in specialty retail, e-commerce, branded consumer products, retail start-ups and developing new concepts and technology platforms for utilization in the retail industry. Mr. McNulty founded Shopping.com and served as its President and CEO. Shopping.com was the first online retailer selling a broad range of consumer brand name products on the Internet offering over 25 major categories and 2,000,000 SKUs while utilizing comparison shopping engines to drive sales. Shopping.com was able to ramp up sales to $55 million in its first 12 months and was purchased for $220 million in an all cash transaction by Compaq Computers. Mr. McNulty also founded Home Club and served as its Chairman and CEO. Home Club was a chain of home improvement warehouse stores for contractor trade and do-it-yourself customers, servicing U.S. western states with 38 stores and 14,000 employees with 1 billion dollars of revenues. He was the first to institute and implement the “everyday low price strategy” in the U.S. Home Improvement industry. Mr. McNulty was a founding board member of the Home Cancer Industry Council for the City of Hope Cancer Research Center.

MARK V. NOFFKE – Chief Financial Officer & Director

Mr. Noffke has 30 years of experience as a seasoned financial and management professional.  He has served as chief financial officer of Beyond Commerce since January 2007 where he oversaw virtually every aspect of the company’s operations, administration, customer service, and human resources and worked closely with the company’s Executive Team, Board of Directors and investment advisors.  .  Mr. Noffke was the chief executive officer of Financial Media Group, Inc. and also served as chief financial officer of National Storm Management, Inc. where he was responsible for taking the company public.  Mr. Noffke was a Managing Director of Striker Pacific Corporation, an investment bank, where he conducted due diligence and acquisition analysis in various industries, including waste recycling, forest products and automotive. Mr. Noffke, has served as the chief financial officer and a Director of U.S. Forest Industries, Inc., a timber manufacturing company, where he was responsible for developing the company's accounting infrastructure.  Mr. Noffke, is a Certified Public Accountant and has a Bachelor of Science in Accounting from Valparaiso University in Indiana Mr. Noffke, is an exceptional visionary and a master team-builder and motivator.  Mr. Noffke, possesses a core competence small business and thorough understanding of the back-office.

MARK GUEST – President

Mr. Guest offers 20 years of experience both within and outside the direct sales industry, including positions as an Independent Representative, Consultant and Executive within the direct sales landscape. Mr. Guest co-founded the highly successful TravelMax International, as the direct sales industry was shifting to a more Internet and online based business model. He has consulted and worked alongside some of the industry’s most successful firms and individuals in nearly every capacity.  Mr. Guest, has successfully created support systems, communications methods, and marketing programs, along with the teaching of day-to-day management and technology protocols. Mr. Guest, has brought to market successfully more than a dozen aspiring firms from concept, creation, structure, and management; to fully transactional. Mr. Guest, graduated from the University of California at Irvine with a Bachelor of Science degree in Economics.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a “listed company” under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Offering.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors both of which are not independent as they are also officers.  There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only minimal operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.  The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Code Of Ethics

The Board of Directors has not established a written code of ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer.

Part L. Executive Compensation and Corporate Governance.

The table set forth below summarizes the annual and long-term compensation for services in all capacities, payable to the officers and directors for the fiscal years ended December 31, 2012 and December 31, 2013. The Board of Directors may adopt an incentive stock option plan for the executive officers that would result in additional compensation.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 12/31	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Robert J. McNulty (1)(2)	2013	100,000	-0-	-0-	-0-	-0-	-0-	15,000	115,000-
CEO, and Chairman	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mark Guest	2013	$90,000	-0-	-0-	-0-	-0-	-0-	8,000	$98,000
President (1)	2012	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	$-0-
Mark V. Noffke	2013	$90,000	-0-	-0-	-0-	-0-	-0-	6,000	$96,000
CFO, Vice President (1)(2)	2012	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	$-0-

(1)
The Company’s three officers and two directors currently devote approximately 30-40 hours per week to manage the affairs of the Company, including, but not limited to the upkeep of the Company and the research and development associated with expanding the Company to new markets. Mr. McNulty is the CEO, and a Director of the Company, Mr. Guest is the President and Mr. Noffke is the Vice President and a Director of the Company.

(2)	Mr. McNulty is paid through his consulting Company ABV3, Inc.
(3)	The dollar value of base salary (cash and non-cash) earned.
(4)	The dollar value of bonus (cash and non-cash) earned. There are no anticipated bonus awards for 2013.
(5)	All other compensation received that we could not properly report in any other column of the table.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Employment Agreement

The Company has employment agreements with Mr. McNulty, Mr. Guest and Mr. Noffke.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December, 2013.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The Company’s directors do not receive compensation for their service on the Board of Directors. Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

It is the intention of the Company for all of our non-employee directors (as of this registration statement there is none), will be entitled to receive $800 per month solely for their services as a director of the Company. However, no amounts have been paid to, or accrued to, directors in such capacity. No compensation was given to the directors in the fiscal year of 2013.

Name	Year	Fees earned or paid in cash 0($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Robert J. McNulty	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mark V. Noffke	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Independence

The Board of Directors is currently composed of two members. Neither, Robert J. McNulty, or Mark V. Noffke qualify as an independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Robert J. McNulty, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Mr. McNulty collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Mr. McNulty unless the communication is clearly frivolous.

Part M. Security Ownership Of Certain Beneficial Owners And Management

 The following table sets forth information with respect to the beneficial ownership of our Common Stock as of February 18, 2014, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 18, 2014, the Company had 36,985,500 shares of Common Stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Common Stock (1)

Common Shares	ABV3, Inc. (2) 10120 S. Eastern Avenue Suite 200, Henderson, Nevada 89052	15,000,000	40.6%

Common Shares	MAG Family Trust (3) 10120 S. Eastern Avenue Suite 200, Henderson, Nevada 89052	8,000,000	21.6%

Common Shares	Mark V. Noffke 10120 S. Eastern Avenue Suite 200, Henderson, Nevada 89052	6,000,000	16.2%

Common Shares	Officers and Directors as a Group	29,000,000	78.4%

(1)  Based on 36,985,500 common shares issued and outstanding prior to this offering as of February 18, 2014. Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) ABV3, Inc is a company owned by Mr McNulty our Chairman

(3) MAG Family Trust is an entity owned by Mr Guest our President.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 29,000,000 shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance.  The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

Part N. Transactions With Related Persons, Promoters And Certain Control Persons

ABV3, Inc. is a company owned by Mr McNulty our Chairman, and MAG Family Trust is an entity owned by Mr Guest our President.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

(A) any of the director(s) or executive officer(s);
(B) any nominee for election as one of the Company’s directors;
(C) any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or
(D) any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s fiscal year end is December 31st.  The Company will provide audited financial statements to its shareholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm Gordon Brad Beckstead, LLC.

SGWOne, Inc.
( A DEVELOPMENT STAGE COMPANY )

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
CONTENTS F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SGWONE, Inc.

We have audited the accompanying balance sheet of SGWONE Inc.  (a development stage company) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the period February 21, 2012 (inception) through December 31, 2013. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SGWONE, Inc.  (a development stage company)  as of December 31, 2013 and 2012, and the results of its operations, stockholders’ equity, and cash flows for period February 21, 2012 (inception) through December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for 2013 and 2012 have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in the development stage, and is dependent on raising capital to fund operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gordon Brad Beckstead, CPA
Henderson, NV
January 16, 2014

SGWONE, Inc.
(A Development Stage Company)
BALANCE SHEET
As of December 31,

	2013	2012

ASSETS
Current assets
Cash	$1,225	$-
Other current assets	162	162
Total current assets	1,387	162

Total assets	$1,387	$162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – related party	$324	$114
Accrued expenses	48,375	-
Accrued expenses – related party	1,792	792
Related party note payable	15,000	10,000
Accrued payroll related expenses	280,000	-
Total current liabilities	345,491	10,906

Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 issued and outstanding at December 31, 2013	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 36,985,500 and 0 issued and outstanding at December 31, 2013 and 2012, respectively	36,986	-
Additional paid in capital	-	-
Accumulated deficit	(318,089)	(10,744)
Total stockholders' equity	(344,104)	(10,744)

Total liabilities and stockholders' equity	$1,387	$162

The accompanying notes are an integral part of these consolidated financial statements.

SGWONE, Inc.
 (A Development Stage Company)
STATEMENT OF OPERATIONS
For the years ended December 31, 2013 and 2013,
the period February 21, 2012 (inception) to December 31, 2013

	For the Twelve month period ended December 31, 2013	For the Ten month period (inception) February 21, 2012 through December 31, 2012	For the period February 21, 2012 (inception) through December 31, 2013

Revenues	$-	$-	$-

Pre-operating expenses
Payroll expense	280,000	-	280,000
Legal & professional fees	44,486	9,500	53,986
General & administrative	45,860	1,244	47,104
Total pre-operating expenses	$370,345	$10,744	$381,089

Pre-operating loss before income taxes	(370,345)	(10,744)	(381,089)
Provision for income tax	-	-	-
Net loss	$(370,345)	$(10,744)	$(381,089	)0)

Basic and diluted net loss per common share	$(0.04)	$(0.00)	$(0.07)
Weighted average shares of capital outstanding - basic	10,335,674	--	5,547,825

The accompanying notes are an integral part of these financial statements.

SGWONE, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the years ended December 31, 2013 and 2013,
the period February 21, 2012 (inception) to December 31, 2013

CASH FLOWS FROM PRE-OPERATING ACTIVITIES:	For the Twelve month period ended December 31, 2013	For the Ten month period (inception) February 21, 2012 through December 31, 2012	For the period February 21, 2012 (inception) through December 31, 2013
Net loss	$(370,345)	$(10,744)	$(381,089)

Adjustments to reconcile net (loss) to net
cash provided by pre-operating activities:
Stock for services	36,986	-	36,986

Changes in components of working capital:
Increase in other assets	-	(162)	(162)
Increase in accounts payable	210	114	324
Increase in accrued expenses	329,375	792	330,167
Net cash provided by pre-operating activities	(3,775)	(10,000)	(13,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	5,000	10,000	15,000
Net cash provided by investing activities:	5,000	10,000	15,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,225	-	1,225
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	$1,225	$-	$1,225
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements

SGWONE, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the period February 21, 2012 (inception) to December 31, 2013

	Common Stock		Preferred Stock		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance, February 21, 2012	-	-	-	-	-	-

Net loss	-	-	-	-	(10,744)	(10,744)
Balance, December 31, 2012	-	$-	-	$-	$(10,744)	$(10,744)

Issuance of common stock	36,985,500	36,986	-	-	-	36,986
Net loss	-	-	-	-	(370,345)	(370,345)
Balance, December 31, 2010	36,985,500	$36,986	-	$-	$(381,089)	$(344,104)

The accompanying notes are an integral part of these financial statements.

SGWONE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

1.	Description of Business	●	SGWONE, Inc. (the “Company”) is a Nevada Corporation organized February 21, 2012 and commenced operations during the fourth quarter 2013.

		●	The Company is developing a prototypical specialty retail store, focused on the explosive growth in the mobile market place. The Company will utilize both online and offline to discover and promote unique mobile experiences that are useful, innovative, and intuitive to the consumer. The e-commerce business segment www.mobiunplugged.com’s unique tile like, one click navigation design is focused on the three pillars of online success: acquire, convert and retain. The company prides itself on a shopping experience which is unlike anything within the mobile and wireless marketplace. This unique experience allows the consumer to compare, learn, and address their needs be it they are looking for the latest and greatest name brand hardware, phones, tablets, speakers etc. to the most suitable mobile and wireless plans.

		●	The Company currently maintains its corporate office in Henderson, Nevada.

2.	Summary of Significant Accounting Policies	●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

	Use of Estimates	●
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

	Cash and Cash Equivalents	●
The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

	Fair Value of Financial Instruments	●
Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

	Development Stage Enterprise	●
The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.”   Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Property, Website and Equipment; Depreciation and Amortization	●
Property and computer equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to income as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred.   The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

	●	The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”. As a result, costs associated with the web site application and infrastructure development stage are capitalized. Amortization of costs commenced once the web site was ready for its intended use.

●
For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets.  Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 50%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

Income Taxes	●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

	●	Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

	●	A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

	●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition	●	The Company intends to generate its revenue from products sold from traditional retail outlets and through its online website.

	●	All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Concentration of Credit Risk	●	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At December 31, 2013 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets	●	The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2013 the Company did not recognize an impairment charge.

Recent Accounting Pronouncements	●	The Company has assessed all newly issued accounting pronouncements released during the year ended December 31, 2013, and have found none of them to have a material impact on the Company’s financial statements.

3.	Going Concern	●	The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has no history or sales, no certainty of continuation can be stated.

●
Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Other Current Liabilities		Other current liabilities consist of the following at December 31, 2013.

	2013	2012
Accrued interest	$1,792	$792
Accrued payroll	280,000	$-200
Accrued consulting fees	3,750	-
Accrued expenses	44,625	-
TOTAL	$330,167	$792

5.	Related party note payable	●	The company entered into a promissory note agreement on March 15, 2012 with ABV3, Inc. (a company owned by our chief executive officer) for $10,000. This note was increased $5,000 to $15,000 on December 21, 2013. The terms of this agreement include a 10% per annum interest rate, and conversion feature where this amount along with accrued interest can be converted into common stock at a rate of $1.00 per share. The maturity date on this note is March 14, 2014.

6.	Capital Stock Activity	●	The Company’s Articles of Incorporation to authorize the issuance 200,000,000 common shares of one (1) class of $0.01 par value common stock.

		●	During the year ended December 31, 2013, the Company issued 36,985,500 shares of its $0.01 par value common stock to several individuals and entities for services provided in relation to the start-up of the organization.

Dividends
		●	The Company has never issued dividends.

Warrants
		●	The Company has never issued any warrants.

Options
		●	The Company has never issued options.

		●	The Company’s Articles of Incorporation to authorize the issuance 10,000,000 preferred shares of one (1) class of $0.01 par value preferred stock.

7.	Income Taxes	●	A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	2013	2012

Statutory U.S. federal rate	34.00%	34.00%
Permanent differences	.00%	.00%
Timing differences	00%	00%
Valuation allowance	(34.00)%	(34.00)%

Provision for income tax expense(benefit)	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:	2013	2012
Deferred tax assets:
Net operating loss carry forwards	$129,570	$3,653

Gross deferred tax assets	$129,570	3,653

Valuation allowance	(129,570)	(3,653)

Provision for income tax expense(benefit)	$0	$0

At December 31, 2013, a valuation allowance for $129,570 has been set up for this deferred asset.

8.	Transactions with Affiliates	●	The Company on September 20, 2013 issued 29,000,000 shares of its common stock to the following individuals who are officers and or directors of the Corporation. ABV3, Inc. 15,000,000 shares (a company owned by our chief executive officer) Robert McNulty, MAG Family Trust 8,000,000 shares (a company owned by our president) Mark Guest and 6,000,000 shares to Mark Noffke the Company’s Chief Financial Officer. These issuance were for services provided in relation to the start-up of the organization.

		●	The company entered into a promissory note agreement on March 15, 2012 with ABV3, Inc. (a company owned by our chief executive officer) for $10,000. This note was increased $5,000 to $15,000 on December 21, 2013. The terms of this agreement include a 10% per annum interest rate, and conversion feature where this amount along with accrued interest can be converted into common stock at a rate of $1.00 per share. The maturity date on this note is March 14, 2014.

9.	Net Loss per Share of Common Stock	●
The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share).  There were no anti-dilutive instruments.

	2013		2012
Numerator - basic and diluted loss per share net loss		$(370,345)	$(10,744)
		----	----
Net loss available to common stockholders		$(370,345)	$(10,744)

Denominator – basic and diluted loss per share – weighted average common shares outstanding		10,335,674	-10,200,000
Basic and diluted earnings per share	$	(0.04)	-

10.	Fair Value of Financial Instruments	Cash and Equivalents, Receivables, Other Current Assets, Accounts Payable, Accrued and Other Current Liabilities

The carrying amounts of these items approximated fair value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

    Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

    Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The application of the three levels of the fair value hierarchy under Topic 820-10-35 to our assets and liabilities are described below:

	Fiscal 2013 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value

Liabilities
Short and long-term debt	$15,000	$-	$-	$15,000
Total	$15,000	$-	$-	$15,000

	Fiscal 2012 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value

Liabilities
Short and long-term debt	$10,000	$-	$-	$10,000
Total	$10,000	$-	$-	$10,000

11.	Subsequent events	●
Management of the Company has assessed all significant subsequent events through the date upon which the financial statements first became available for public release and have concluded that there have not been any material events or transactions that have occurred during this period.

		●	The Company is in the process of filing a registration statement with the US Securities and Exchange Commission. As of the date of the audit report, the transaction has not been formalized.

PROSPECTUS

SGWONE, INC.
(D/B/A MOBIUnplugged)
10120 S. Eastern Avenue,  Suite 200
Henderson, Nevada 89052
(630) 251-1285
$9,000,000
5,000,000 Shares of Common Stock Offered by the Company
4,000,000 Shares of Common Stock Offered by the Selling Security Holders
No Minimum

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2014___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_____________, 2014

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

Securities and Exchange Commission registration fee	$1,159
Federal Taxes	-0-
State Taxes and Fees	-0-
Transfer Agent Fees	1,800
Accounting fees and expenses	10,000
Legal fees and expenses	10,000
Blue Sky fees and expenses	2,000
Miscellaneous	541
Total	$25,500

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit.  Nevada law does not permit a corporation to eliminate a director’s duty of care, and this provision of our certificate of incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. At present the Company does not maintain any officers’ and directors’ liability insurance coverage.

Insofar as indemnification for liabilities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act.

On September 20, 2013, we issued 36,985,500 shares of our common stock to several independent contractors for services provided to the Company in the development of the company’s business model and infrastructure, for a purchase price of $0.01 per share, or aggregate proceeds of $36,896. These shares were issued in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder for transactions not involving any public offering. The Registrant believes that the exemption was available because the offer and sale of the securities did not involve a public offering and because of the limited number of recipients, each of the purchaser’s representation of sophistication in financial matters, and his or her access to information concerning the Registrant. No underwriters were involved in the foregoing sales of securities.

Other than as previously disclosed, none.

ITEM 16. EXHIBITS.

(a)	Exhibits

Exhibit
Number	Description of Exhibit	Filing

3.1	Articles of Incorporation	Filed Herewith.
3.1(a)	Restated Articles of Incorporation	Filed Herewith.
3.1(b)	Restated Articles of Incorporation	Filed Herewith.
3.1(c)	Restated Articles of Incorporation	Filed Herewith.
3.2	Bylaws	Filed Herewith.
5.1	Opinion of the Law Office of Andrew Coldicutt	Filed Herewith.
10.1	Employee Agreement by and between the Company and Mr. McNulty, dated August 1, 2013.	Filed Herewith.
10.2	Employee Agreement by and between the Company and Mr. Guest, dated August 1, 2013	Filed Herewith.
10.3	Employee Agreement by and between the Company and Mr. Noffke, dated August 1, 2013	Filed Herewith.
10.4	Amended Employee Agreement by and between the Company and Mr. McNulty, dated December 31, 2013	Filed Herewith.
10.5	Amended Employee Agreement by and between the Company and Mr. Guest, dated December 31, 2013	Filed Herewith.
10.6	Amended Employee Agreement by and between the Company and Mr. Noffke, dated December 31, 2013	Filed Herewith.
23.1	Auditor Consent	Filed herewith
23.2	Consent of the Law Office of Andrew Coldicutt (included in Exhibit 5.01)	Filed herewith

(b) None

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of February, 2014.

SGWONE, INC.
DBA MOBIUnplugged
By:	/s/ Robert J McNulty
Robert J McNulty
Chief Executive Officer
By:	/s/ Mark Guest
Mark Guest
President
By:	/s/ Mark Noffke
Mark Noffke
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ Robert J McNulty Robert J McNulty	Chief Executive Officer, Chairman of the Board of Directors	February 18, 2014
/s/ Mark V. Noffke Mark V. Noffke	Chief Financial Officer, Director	February 18, 2014